Exhibit 10.9

BLUE RIDGE HOLDING CORP.

STOCKHOLDERS’ AGREEMENT

Dated as of May 14, 1999

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT, dated as of May 14, 1999 (“Agreement”), among BLUE RIDGE HOLDING CORP., a Delaware corporation (the “Company”), KPS SPECIAL SITUATIONS FUND, L.P., a Delaware limited partnership (“SSF”), KPS SUPPLEMENTAL FUND, L.P., a Delaware limited partnership (“SF”, and together with SSF, the “KPS Funds”), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“GECC”), and Gordon Jones (“Jones”).  SSF, SF, GECC and Jones are collectively referred to herein as the Shareholders.

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company is authorized by its Certificate of Incorporation to issue capital stock consisting of (i) 12,600,000 shares of Common Stock, and (ii) 3,500 shares of Preferred Stock;

WHEREAS, as of the date hereof, the Shareholders beneficially own the shares of Common Stock and Preferred Stock set forth in the Shareholder Schedule (the “Shareholder Schedule”) attached hereto;

WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide consistent and uniform management for the Company and desire to enter into this Agreement in order to effectuate that purpose and to set forth their respective rights and obligations in connection with their investment in the Company; and

WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of Capital Stock of the Company, including shares of Common Stock that may be issued hereafter, and also including all options, warrants, conversion rights or other rights to subscribe for, purchase or acquire shares of Common Stock, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

SECTION 1.   Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Acquiror” shall have the meaning specified in Section 5.7(a).

“Affiliate” means as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person.  For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 10% or more of the Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise.

“Agreement” means this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Board of Directors” shall mean the Board of Directors of the Company as from time to time hereafter constituted.

“By-Laws” means the By-Laws of the Company as amended and in effect on the date hereof.

“Capital Stock” means collectively, the Common Stock and the Preferred Stock.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company as in effect on the date hereof.

“Commission” shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

“Common Pro Rata Share” means, with reference to any Shareholder at any time, a fraction, the numerator of which is the number of shares of Common Stock then held by such Shareholder plus any shares of Common Stock which such Shareholder then has a right to purchase pursuant to any Contingent Right which is then exercisable, and the denominator of which is the aggregate number of shares of Common Stock held by, or purchasable under any then exercisable Contingent Right held by, all of the Shareholders taken together.

“Common Stock” shall mean shares of common stock, par value $.01 per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other similar action made, declared or effected with respect to the Common Stock.

“Contingent Right” means any option, warrant, conversion right or other right to subscribe for, purchase or acquire Common Stock.

“Credit Agreement” means the Credit Agreement, dated as of the date hereof, among the Operating Company, the other credit parties signatory thereto (including the Company), the lenders signatory thereto, GECC Capital Markets Group, Inc., as syndication agent and arranger, GECC, as agent, PNC Capital Markets Inc., as arranger, Wachovia Bank, N.A., as arranger and lender, and Bank of Montreal, as arranger and lender, or any amendment, restatement, refinancing or replacement thereof.

“Drag-Along Notice” shall have the meaning specified in Section 4.7(b).

“Drag-Along Right” shall have the meaning specified in Section 4.7(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ESOP” shall mean the Blue Ridge Paper Products employee stock ownership plan or any supplemental stock plan.

“ESOP Securities” shall mean Common Stock held under the ESOP.

“ESOP Trustee” shall mean the trustee of the ESOP.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“First Offer Price” shall have the meaning specified in Section 4.1(a).

“Fully Diluted Common Stock” shall mean at any time, all shares of Common Stock then issued and outstanding and all shares of Common Stock issuable upon the exercise of any then outstanding Contingent Right, whether or not such Contingent Right is at the time exercisable.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

“Initial Public Offering” shall mean a Public Offering of Common Stock of the Company pursuant to the initial registration thereof under the Securities Act.

“Investor Group” shall mean collectively, the KPS Funds, GECC and Jones.

“KPS Sale” shall have the meaning specified in Section 4.7(a).

“NASD” means the National Association of Securities Dealers, Inc. and its successors and assigns.

“New Issue Notice” shall have the meaning specified in Section 4.6(c).

“New Securities” shall have the meaning specified in Section 4.6(b).

“Notice of Exercise” shall have the meaning specified in Section 4.1(b).

“Notice of Intention” shall have the meaning specified in Section 4.1(a).

“Offered Securities” shall have the meaning specified in Section 5.1(a).

“Operating Company” means Blue Ridge Paper Products Inc., a Delaware corporation and wholly owned subsidiary of the Company.

“Permitted Transferee” shall mean a Shareholder Permitted Transferee or an Individual Permitted Transferee.

“Person” shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

“Preferred Pro Rata Share” means, with reference to any Shareholder at any time, a fraction, the numerator of which is the number of shares of Preferred Stock then held by such Shareholder, and the denominator of which is the aggregate number of shares of Preferred Stock held by all of the Shareholders taken together.

“Preferred Stock” shall mean shares of Series A Preferred Stock, par value $.01 per share, of the Company.

“Proposed Purchaser” shall have the meaning specified in Section 4.5(b).

“Pro Rata Share” means the applicable Common Pro Rata Share or Preferred Pro Rata Share.

“Public Offering” shall mean an underwritten public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

“Purchase Offer” shall have the meaning specified in Section 4.5(b).

“Qualified Public Offering” shall mean a Public Offering of Common Stock, at the conclusion of which the aggregate number of shares of Common Stock that have been sold to the public in one or more Public Offerings equals at least 25% of the Fully Diluted Common Stock after giving effect to such sale.

“Registrable Securities” shall mean the shares of Common Stock outstanding on the date hereof and now or hereafter owned of record or beneficially by the Shareholders, including any shares of Common Stock issued to the Shareholders upon the exercise of any Contingent Right.

As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been sold in a “brokers transaction” pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration under the Securities Act, or (iv) they shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all out-of-pocket expenses incident to the Company’s performance of or compliance with Section 6 hereof, including, without limitation, all Commission, stock exchange and NASD registration, listing and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters’ counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees, disbursements and expenses of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of a counsel representing all the selling Shareholders but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of Registrable Securities in all cases.

“Requesting Party” shall have the meaning specified in Section 5.2(a).

“Salaried Employees” means employees of the Company not subject to a collective bargaining agreement (other than the executive officers of the Company).

“Sale Proposal” shall have the meaning specified in Section 4.1(a).

“Securities Act” shall mean, as of any date, the Securities Act of 1933, as amended.

“Selling Shareholder” shall have the meaning specified in Section 4.1(a).

“Shareholders” shall have the meaning specified in the Preamble.

“Subsidiary” shall mean as to any Person, a Person having voting power to elect a majority of the Board of Directors of another Person.

“Underwritten Offering” shall have the meaning given to it in Section 5.1(a).

“Unions” means Paper, Allied Industrial, Allied Chemical and Energy Workers International Union, AFL-CIO, CLC and International Union, United Automobile, Aereospace and Agricultural Implement Workers of America, AFL-CIO.

“Voting Stock” means Common Stock of the Company or any class or classes of capital stock the holders of which are ordinarily entitled to vote for the election of corporate directors (or Persons performing similar functions).

“Voting Stockholder” shall mean any Shareholder who holds Voting Stock.

“Wholly-owned Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person all of the capital stock (and all options, warrants, conversion rights and other rights to subscribe for, purchase or acquire such Capital Stock) of which, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

SECTION 2.   Corporate Governance.

SECTION 2.1  Board of Directors.  The Shareholders hereby agree that at all times after the date of this Agreement, (a) the Board of Directors shall consist of eleven members, and (b) the Shareholders shall take all actions necessary to elect, or to cause the Board of Directors to approve and appoint, when designated, the designees described below to be members of the Board of Directors:

(i)  three individuals designated by SSF;

(ii)  three individuals designated by SF;

(iii)  three individuals designated by the Unions;

(iv)  one individual designated by the Salaried Employees in accordance with the procedures to be reasonably determined by the Board of Directors; and

(v)  the Chief Executive Officer of the Operating Company.

Any individual designated as a member of the Board of Directors by the Persons specified in clauses (i) through (iv) above, respectively, may be removed at any time, with or without cause, by the Person or Persons so designating that individual.

SECTION 2.2  Vacancies.  In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Voting Stockholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Shareholders that had designated or elected (pursuant to Section 2.1) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors (in the manner set forth in Section 2.1).

SECTION 2.3  Covenant to Vote.  Each Voting Stockholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of the stockholders of the Company and to vote all shares of Voting Stock owned or held of record by such Voting Stockholder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Section 2.  In addition, each Voting Stockholder agrees to vote the shares of Voting Stock owned by such Voting Stockholder upon any other matter arising under this Agreement submitted to a vote of the stockholders in such a manner as to implement the terms of this Agreement.

SECTION 3   Transfers of Common Stock.

SECTION 3.1  Restrictions on Transfer.  Each Shareholder agrees that such Shareholder will not, directly or indirectly, offer, sell, exchange, pledge, hypothecate, encumber, transfer, assign or otherwise dispose of (collectively, for purposes of Sections 3 and 4 hereof only, a “transfer”) any of its Capital Stock, except as provided in Section 3.2 or in accordance with Section 4.  In addition to the other restrictions noted in this Section 3.1, each Shareholder agrees that it will not, directly or indirectly, transfer any of its Capital Stock (or Contingent Rights), except as permitted under the Securities Act and other applicable federal or state securities laws.

SECTION 3.2  Exceptions to Restrictions.  The provisions of Section 3.1, Sections 4.1 through 4.5, inclusive, and Section 4.7 shall not apply to any of the following transfers:

(a)                                  from any Shareholder of the Company, to any other Shareholder, or to any Affiliate of any Shareholder (each a “Shareholder Permitted Transferee”), provided that each such Shareholder Permitted Transferee shall execute a Transferee Agreement in the form of Exhibit C hereto (a “Transferee Agreement”) pursuant to which such Shareholder Permitted Transferee shall agree to comply with the terms of this Agreement and shall become bound by the terms of this Agreement;

(b)                                 if the Shareholder is an individual, to a member of such Shareholder’s immediate family, which shall include such Shareholder’s parents, spouse, siblings, children or grandchildren and their respective lineal descendants (“Family Members”) or a trust, corporation or limited liability company or partnership, all of the beneficial interests in which shall be held by the Shareholder or one or more Family Members and upon the death of such Shareholder, through testamentary or intestate disposition (in each case, an “Individual Permitted Transferee”);

(c)                                  pursuant to a Public Offering; or

(d)                                 pursuant to a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, or a sale of all or substantially all of the outstanding shares of Common Stock with a third party not an Affiliate of the Company or any one or more of the Shareholders.

SECTION 3.3  Endorsement of Certificates.

(a)                                  Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, all certificates representing shares of issued and outstanding Common Stock and Preferred Stock shall be endorsed at all times prior to any Qualified Public Offering as follows:

THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT, AMONG THE COMPANY AND ITS STOCKHOLDERS.  A COPY OF THE ABOVE-REFERENCED AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

(b)                                 Except as otherwise expressly provided in this Agreement, all certificates or other instruments representing shares of Common Stock or Preferred Stock hereafter issued to or acquired by any of the Shareholders or their successors, assigns or transferees (including, without limitation, all certificates representing shares of Common Stock hereafter issued upon the exercise of any Contingent Right) shall bear the legends set forth above (unless the Company’s counsel advises that the legend relating to the Securities Act is not required), and the shares of Common Stock or Preferred Stock represented by such certificates or instruments shall be subject to the applicable provisions of this Agreement.  The obligations of each party hereto shall be binding upon each transferee to whom shares of Common Stock or Preferred Stock are transferred by any party hereto, whether or not such transfer is permitted under the terms of this Agreement, except for transfers pursuant to a Public Offering.  Prior to consummation of any transfer, except for transfers pursuant to a Public Offering, such party shall cause the transferee to execute a Transferee Agreement pursuant to which such transferee shall agree to comply with the terms of this Agreement and shall become bound by this Agreement.  Prompt notice shall be given to the Company and each Shareholder by the transferor of any transfer (whether or not to a Permitted Transferee) of any Common Stock or Preferred Stock.

(c)                                  Whenever the restrictions imposed by this Agreement shall terminate as to any particular shares of Common Stock or Preferred Stock (including pursuant to Section 6 hereof), the holder thereof shall be entitled to receive from the Company, without expense, upon delivery to the Company of the existing certificate representing shares of Common Stock or Preferred Stock, a new certificate not bearing the respective legends otherwise required pursuant to this Section 3.3.

SECTION 3.4  Improper Transfer.  Any attempt to transfer or encumber any shares of Common Stock or Preferred Stock other than in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

SECTION 4.   Rights of First Refusal; Tag Along Sales; New Securities.

SECTION 4.1  Transfers By Certain Shareholders.

(a)                                  Except in the case of (i) transfers to a Permitted Transferee, (ii) transactions which are otherwise permitted by Section 3.2, (iii) transactions which are subject to Sections 4.5, 4.7, 5.1 and 5.2, if at any time prior to the seventh anniversary of the date hereof, any Shareholder (other than the KPS Funds) shall desire to sell or otherwise transfer any Common Stock or Preferred Stock owned by it and shall receive a purchase offer therefor from a bona fide third party (such Shareholder desiring to sell or transfer shares of such Common Stock or Preferred Stock being referred to herein as a “Selling Shareholder”), then such Selling Shareholder shall promptly deliver written notice of its intention to sell or transfer such Capital Stock (a “Notice of Intention”), accompanied by a copy of the purchase offer relating to such proposed sale (the “Sale Proposal”), to the KPS Funds and to the Company, setting forth such Selling Shareholder’s desire to make such sale, the number and class of shares of Common Stock or Preferred Stock proposed to be transferred (the “Offered Securities”), and offering the price of the Offered Securities (the “First Offer Price”) and other terms applicable thereto.  In addition, the Selling Shareholder shall not sell, transfer or assign the Offered Securities under this Section 4.1(a) without the prior written consent of the KPS Funds, which consent shall not be unreasonably withheld or delayed (it being understood that the Selling Shareholder may seek to obtain such consent from the KPS Funds before seeking to sell or otherwise transfer Common Stock or Preferred Stock under this Section 4.1(a)).

(b)                                 Except in the case of (i) transfers to a Permitted Transferee, (ii) transactions which are otherwise permitted by Section 3.2, (iii) transactions which are subject to Sections 4.5, 4.7, 5.1 and 5.2, if at any time subsequent to the seventh anniversary of the date hereof, any Selling Shareholder shall desire to sell or otherwise transfer any Offered Securities, then such Selling Shareholder shall promptly deliver a Notice of Intention, accompanied by a copy of the Sale Proposal, to the KPS Funds and to the Company, setting forth such Selling Shareholder’s desire to make such sale, the number and class of shares of Offered Securities, and the First Offer Price and other terms applicable thereto.

(c)                                  Upon receipt of a Notice of Intention, the Company and the KPS Funds shall then have the right to elect to purchase at the First Offer Price and on the other terms specified in the Sale Proposal, all of the Offered Securities in the following order of priority:  First, the KPS Funds shall have the right to purchase the Offered Securities (unless such Offered Securities are ESOP Securities, in which case, the Company shall have the right to purchase such ESOP Securities), and thereafter, the Company shall have the right to purchase the Offered Securities.  The rights of the KPS Funds and the Company pursuant to this Section 4.1(c) shall be exercisable by the delivery of notice to the Selling Shareholder (the “Notice of Exercise”), within 15 calendar days from the date of delivery of the Notice of Intention or such shorter period as may be required by law.  A copy of such Notice of Exercise shall also be delivered by the KPS Funds (or the Company, as the case may be) to the other Shareholders.  The rights of the KPS Funds and the Company pursuant to this Section 4.1(c) shall terminate if unexercised 15 calendar days after the date of delivery of the Notice of Intention.

(d)                                 In the event that the KPS Funds or the Company exercise their respective rights to purchase all of the Offered Securities in accordance with Section 4.1(c), then the Selling Shareholder must sell such Offered Securities to the KPS Funds (or, as the case may be, the Company), and the KPS Funds (or, as the case may be, the Company) shall purchase such Offered Securities, within 30 calendar days after the date of delivery of the Notice of Exercise received by the Selling Shareholder, at the First Offer Price in cash and on the other terms specified in the Sale Proposal; provided, however, that such 30 day period may be extended for a reasonable time not to exceed 60 days to the extent reasonably necessary to comply with any filing requirements under Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”) or to obtain any necessary consents.  To the extent that the First Offer Price was to be paid in the form of consideration other than cash, the Board of Directors shall in good faith determine the fair market value of such consideration at the time of the Sale Proposal.

(e)                                  For purposes of this Section 4.1, any Person who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived its rights with respect thereto on the day immediately following the last day of such period.

SECTION 4.2  Transfer of Offered Securities to Third Parties.  If all notices required to be given pursuant to Section 4.1 have been duly given and the KPS Funds and/or the Company do not exercise their respective options to purchase all of the Offered Securities, then the Selling Shareholder shall have the right, subject to compliance by the Selling Shareholder with the provisions of Section 3.3(b) hereof for a period of 90 calendar days from the earlier of (i) the expiration of the option period pursuant to Section 4.1 with respect to such Sale Proposal or (ii) the date on which such Selling Shareholder receives notice from the KPS Funds and/or the Company that they will not exercise in whole the options granted pursuant to Section 4.1, to sell the Offered Securities to such third party at a price of not less than the First Offer Price, and on the other terms specified in the Sale Proposal.  Notwithstanding the foregoing, no Selling Shareholder may transfer Offered Securities under this Section 4.2 prior to the seventh anniversary of the date hereof unless it has complied with Section 4.1(a).

SECTION 4.3  Purchase of Offered Securities.  Prior to the consummation of any sale pursuant to Section 4.2, the Selling Shareholder shall comply with Section 3.3(b) hereof.  Upon the consummation of any such purchase and sale, the Selling Shareholder shall deliver certificates evidencing the Offered Securities sold, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by the Selling Shareholder free and clear of any liens, against delivery of the First Offer Price by certified or bank check.

SECTION 4.4  Waiting Period with Respect to Subsequent Transfers.  In the event that the KPS Funds and/or the Company do not exercise their options to purchase all of the Offered Securities, and the Selling Shareholder shall not have sold the Offered Securities to a third party for any reason before the expiration, of the 90-day period described in Section 4.2, then such Selling Shareholder shall not give another Notice of Intention pursuant to Section 4.1 until the expiration of a period of 180 calendar days after the last day of such 90-day period.

SECTION 4.5  Tag-Along Rights.  (a)  Except in the case of transfers to a Permitted Transferee or which are otherwise permitted by Section 3.2, if the KPS Funds acting individually or in concert (the “Selling Funds”) sells or otherwise transfers Capital

Stock (other than transfers to a Permitted Transferee pursuant to Section 3.2) in an amount equal to or greater than $2,000,000, in any one transaction or series of related transactions, then the Selling Funds shall refrain from effecting such transaction unless, prior to the consummation thereof, each other Shareholder shall have been afforded the opportunity to join in such sale as hereinafter provided in this Section 4.5.

(b)                                 Prior to consummation of any such sale, disposition or transfer of shares of Capital Stock described in Section 4.5(a), the Selling Funds shall cause the Person or group that proposes to acquire such shares (the “Proposed Purchaser”) to offer in writing (“Purchase Offer”) to each other Shareholder to purchase shares of Common Stock or Preferred Stock, as the case may be, owned by such Shareholder, such that the number of shares of Common Stock or Preferred Stock, as the case may be, so offered to be purchased from such Shareholder shall be equal to the product obtained by multiplying the aggregate number of shares of Common Stock or Preferred Stock, as the case may be, proposed to be purchased by the Proposed Purchaser by such Shareholder’s applicable Pro Rata Share.  If the Purchase Offer is accepted by one or more of such Shareholders, then the number of shares of Common Stock or Preferred Stock, as the case may be, to be sold to the Proposed Purchaser by the Selling Funds shall be reduced by the aggregate number of shares of Common Stock or Preferred Stock, as the case may be, to be purchased by the Proposed Purchaser from such other Shareholders pursuant thereto.  Such purchase shall be made at the highest price per share and otherwise on the same terms and conditions as the Proposed Purchaser shall have offered to purchase shares of Common Stock or Preferred Stock, as the case may be, to be sold by the Selling Funds.  The Purchase Offer shall set forth such terms and conditions and identify the Proposed Purchaser and any Person that controls the Proposed Purchaser.  Each Shareholder shall have 15 calendar days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer (and, in the case of any such Shareholder holding Contingent Rights, to exercise such Contingent Rights and receive the shares of Common Stock which it is entitled to purchase upon such exercise, in order to participate in such Purchase Offer), and such acceptance shall be binding and irrevocable.  The closing of such purchase shall occur not later than 30 days after such acceptance; provided, however, that such 30 calendar day period may be extended for a reasonable time not to exceed 60 days to the extent reasonably necessary to comply with any filing requirements under the HSR Act or to obtain any necessary consents.  In the event that a sale or other transfer subject to this Section 4.5 is to be made to a Proposed Purchaser who is not a Shareholder, the Selling Funds shall notify the Proposed Purchaser that the sale or other transfer is subject to Section 3.3 and this Section 4.5 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section 4.5.

SECTION 4.6  Right of First Refusal for New Securities.  (a)  The Company hereby grants to each of the Shareholders a right of first refusal to purchase any New Securities (as defined below) which the Company may, from time to time, propose to issue and sell.  Such right of first refusal shall allow each Shareholder to purchase its Common Pro Rata Share (determined immediately prior to such issuance and sale of New Securities) of the New Securities proposed to be issued.  In the event a Shareholder does not purchase any or all of its Common Pro Rata Share of New Securities, each of the remaining Shareholders shall have the right to purchase its Common Pro Rata Share (determined at such time) of such unpurchased New Securities until all of the New Securities are purchased or until no other Shareholder desires to purchase any additional New Securities.  The right of first refusal granted hereunder shall terminate if unexercised within 15 calendar days after receipt of the notice described in Section 4.6(c) below.

(b)                                 “New Securities” shall mean any authorized but unissued shares, and any treasury shares, of Common Stock or any other capital stock of the Company and all rights, options or warrants to purchase Common Stock or any other capital stock, and securities of any type whatsoever that are, or may become, convertible into Common Stock or any other capital stock; provided, however, that the term “New Securities” does not include (i) any securities outstanding on the date hereof which have not been subsequently repurchased, redeemed or otherwise reacquired by the Company; (ii) the issuance of any shares of Common Stock upon the exercise of any outstanding Contingent Right; (iii) employee stock ownership plans, stock options, or other rights to purchase or acquire shares of Common Stock, or “phantom” stock or stock appreciation rights, granted pursuant to any stock option plan or other plan adopted for the benefit of officers, directors and employees of the Company and its Subsidiaries, and shares of Common Stock issued upon the exercise of such options or rights or otherwise issued pursuant to any such plan; (iv) securities issued pursuant to any acquisition of another Person, business or line or operating unit of any business by the Company or its Subsidiaries by merger, consideration, stock purchase, purchase of assets or other transaction; (v) shares of Common Stock issued pursuant to any stock split or stock dividend; and (vi) shares of Common Stock issued pursuant to any Public Offering.

(c)                                  In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention (“New Issue Notice”), describing the class and number of shares of Common Stock it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash), the terms upon which the Company proposes to issue the same, including the current fair market value of each share of Common Stock on the date such New Issue Notice is given.  Each Shareholder shall have 15 calendar days from the date the New Issue Notice is received by it to determine whether to purchase all or any portion of the Shareholder’s Common Pro Rata Share of such New Securities for the purchase price and upon the terms specified in the New Issue Notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased, including the amount of New Securities in excess of its Common Pro Rata Share it is willing to purchase in the event the other Shareholders elect to purchase less than their Common Pro Rata Share.  A Shareholder’s election to purchase New Securities shall be binding and irrevocable.

SECTION 4.7  Drag-Along Rights.  (a)  If the KPS Funds desire to sell or transfer more than 10% of the Common Stock or Preferred Stock held by the KPS Funds (the “KPS Sale”) to a third party (“Acquiror”) not an Affiliate of the KPS Funds, or to effect a sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, then the KPS Funds shall have the right, subject to all of the provisions of this Section 4.7 (“Drag-Along Right”) and to the extent permitted by applicable law, to require each of the other Shareholders to (a) if such KPS Sale is structured as a sale of Capital Stock, sell, transfer and deliver or cause to be sold, transferred and delivered to such Acquiror the same percentage of Common Stock or Preferred Stock owned by such Shareholders, or (b) if such KPS Sale is structured as a merger, consolidation, sale of all or substantially all assets or other transaction requiring the consent or approval of the Company’s stockholders, vote such Shareholder’s shares of Voting Stock in favor thereof, and otherwise consent to and raise no objection to such transaction, and waive any dissenters’ rights, appraisal rights or similar rights which such Shareholder may have in connection therewith; and, in any such event, subject to the provisions of subsection (c) of this Section 4.7, each such other Shareholder shall agree to and shall be bound by the same terms, provisions and conditions in respect of the KPS Sale as are applicable to the Shareholders.  The provisions of Sections 4.1 through 4.5, inclusive, shall not apply to any transaction to which this Section 4.7 applies to the extent the KPS Funds shall have in fact exercised their “Drag-Along Right” under this Section 4.7.

(b)                                 If the KPS Funds desire to exercise their Drag-Along Rights, they shall give written notice to the other Shareholders (“Drag-Along Notice”) of the KPS Sale, setting forth the name and address of the Acquiror, the date on which such transaction is proposed to be consummated (which shall be not less than 15 calendar days after the date such Drag-Along Notice is given) and the proposed amount of consideration and copies of any form of agreement proposed to be included by the KPS Funds and the other Shareholders.  The KPS Funds shall not be entitled to exercise their Drag-Along Rights under this Section 4.7 unless all of the consideration to be paid to the other Shareholders is in the form of cash or readily marketable securities or as the other Shareholders shall reasonably agree.

(c)                                  The obligations of the Shareholders in respect of a KPS Sale under this Section 4.7 are subject to the satisfaction of the following conditions:  (i) upon the consummation of the KPS Sale, each Shareholder shall have the right to receive the same form of consideration and the Pro Rata Share of consideration paid to each respective class of Capital Stock in the transaction; (ii) if any Shareholder is given an option as to the form and amount of consideration to be received, each other Shareholder will be given the same option with respect to its applicable Pro Rata Share; and (iii) each holder of then currently exercisable Contingent Rights will be given a reasonable opportunity to exercise such Contingent Rights prior to the consummation of the KPS Sale and thereby to participate in the KPS Sale as a holder of Capital Stock.

SECTION 5.   Registration Rights.

SECTION 5.1  Piggyback Registrations.

(a)                                  If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of

Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, including, without limitation, (x) the intended method of disposition of the securities offered, including whether or not such registration will be effected by means of a firm commitment underwriting through a nationally recognized underwriter (an “Underwritten Offering”) or on a “best efforts” basis, and, in any case, the identity of the managing underwriter, if any, and (y) the public offering price at which the Registrable Securities are reasonably expected to be sold.  Upon the written request of any such holder of Registrable Securities delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; provided, however, that:

(i)  if, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who shall have made a request for registration as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

(ii)  if such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company except as otherwise specifically provided in this Section 5.

(b)                                 The Company shall not be obligated to effect any registration of Registrable Securities under this Section 5.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, convertible securities, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option or other employee benefit plans.

(c)                                  If a registration pursuant to this Section 5.1 involves an Underwritten Offering and the managing underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the number of Registrable Securities requested by holders thereof to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated among all such holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities each such holder has requested to be included in such registration.

(d)                                 In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 5.1, the Company shall have the right to select the managing underwriter with respect to the offering; provided that such managing underwriter shall be reasonably acceptable to the KPS Funds.

(e)                                  The Company will pay all Registration Expenses incurred in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 6.1.

SECTION 5.2  Demand Registrations.

(a)                                  Request.  At any time after the earlier of (i) the 180th day following an Initial Public Offering and (ii) the second anniversary hereof, the KPS Funds (the “Requesting Party”) shall have the right to make three written requests that the Company effect the registration under the Securities Act of all or part of their Registrable Securities.  Subject to Sections 5.2(g) and (h), the Company will promptly (and in any event within 10 business days) give written notice of such requested registration to all other Shareholders holding Registrable Securities and offer such other Shareholders the opportunity to register such amount of their Registrable Securities as such Shareholders may request.  The Company will thereupon file a registration statement with respect to, and use its best efforts to make effective, at the earliest possible date, the registration under the Securities Act, including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request (but only if the Company is then eligible to use such a shelf registration), of:

(i)                                     the Registrable Securities which the Company has been so requested to register by the Requesting Party, and

(ii)                                  all other Registrable Securities which the Company has been requested to register by the other Shareholders holding Registrable Securities (such Shareholders together with the Requesting Party hereinafter are referred to as the “Selling Shareholders”) by written request given to the Company within 10 business days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

(b)                                 Registration of Other Securities.  Whenever the Company shall effect a registration pursuant to this Section 5.2, it may elect to include unissued shares of Common Stock.

(c)                                  Registration Statement Form.  Registrations under this Section 5.2 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the KPS Funds.

(d)                                 Effective Registration Statement.  A registration requested pursuant to this Section 5.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (unless the failure to so dispose of such Registrable Securities shall be caused solely by reason of a failure on the part of the Selling Shareholders); provided, that, except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed nine months, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable solely to the Selling Shareholders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than solely by reason of a failure on the part of the Selling Shareholders.

(e)                                  Selection of Underwriters.  If the Company or the Requesting Party desire to engage an underwriter or underwriters with respect to an offering of the Registrable Securities so to be registered, such underwriter shall be selected by the KPS Funds and shall be reasonably acceptable to the Company.

(f)                                    Priority in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company (and the Company shall so advise each Selling Shareholder of such advice) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering; then the Company will include in such registration, to the extent of the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering at a price reasonably acceptable to the KPS Funds (i) first, the number of Registrable Securities requested to be registered by the Investor Group allocated pro rata on the basis of the respective number of Registrable Securities each such holder has requested to be included in such registration and (ii) second, the Registrable Securities the Company proposes to sell.

(g)                                 Limitations on Registration on Request. In no event shall the KPS Funds collectively, have the right to request registration pursuant to Section 6.2 more than three times and the KPS Funds shall not have the right to request registration pursuant to this Section 5.2 within 180 days following the effective date of a registration statement filed by the Company.

(h)                                 Company Delay.  Notwithstanding anything herein to the contrary, if, after a Requesting Party has given a written request under Section 5.2(a), the Board of Directors of the Company shall determine in its good faith judgment that the filing or continued effectiveness of such registration statement would be undesirable and would interfere with any material financing, investment, acquisition or other transaction then under consideration or would reasonably in the judgment of the Board of Directors of the Company adversely affect the interests of the Company, the Company may decide to delay or discontinue, as the case may be, the registration of such Registrable Securities, and if the Board of Directors of the Company makes such determination, the

Company shall give written notice of such determination to each Selling Shareholder.  Such delay or discontinuance shall be for the period the Company determines on the basis provided above in good faith is necessary or desirable, but in no event greater than six months in any 12 calendar month period.  The Company shall notify the Requesting Party of the expiration of the period of delay or discontinuance.  Following such delay or discontinuance, the Company shall promptly cause the Registrable Securities to be registered unless, within 15 days of receipt of notice from the Company, the Requesting Party withdraws its written request made pursuant to Section 5.2(a), in which case, such written request will not be considered a request for registration for the purposes of Section 5.2(g).

(i)                                     Expenses.  The Company will pay all Registration Expenses incurred in connection with any registration of Registrable Securities effected pursuant to this Section 5.2.

(j)                                     Holdback Agreements.  Each Shareholder agrees, if so required by the managing underwriter for any Public Offering pursuant to this Agreement, not to effect any sale or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company issued after the date hereof, including any sale under Rule 144 under the Securities Act, during the 15 days prior to the date on which such Public Offering becomes effective and until 180 days after the effective date of such Public Offering, except as part of such Public Offering, or to the extent that such Shareholder is prohibited by applicable law from agreeing to withhold securities from sale or is acting in its capacity as a fiduciary or an investment adviser.  Without limiting the scope of the term “fiduciary,” a Shareholder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or if such securities are held in a separate account under applicable insurance law or regulation.

The Company agrees (i) not to effect any Public Offering or distribution of any equity securities of the Company or securities convertible into or exchangeable or exercisable for equity securities of the Company, during the 15 days prior to the date on which any Public Offering pursuant to Sections 5.1(a) or 5.2(a) hereof has become effective and until 180 days after the effective date of such Public Offering, except as part of such Public Offering, and (ii) to cause each holder of any equity securities, or securities convertible into or exchangeable or exercisable for equity securities, in each case, acquired from the Company at any time on or after the date of this Agreement (other than in a Public Offering), to agree not to effect any Public Offering or distribution of such securities during such period.

SECTION 5.3  Registration Procedures.

(a)                                  If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities

Act as provided in Section 5.1 or Section 5.2 the Company will, as expeditiously as possible:

(i)  prepare and, in any event within 120 calendar days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statements to become and remain effective; provided that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to the Shareholders that (whether pursuant to Section 5.1 or 5.2) have requested to have Registrable Securities included in such registration (“Requesting Shareholders”) copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment and, provided, further that the Company may discontinue any registration of its securities that is being effected pursuant to Section 5.1 at any time prior to the effective date of the registration statement relating thereto;

(ii)  prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as may be requested by the holders of Registrable Securities being registered thereby, but not exceeding nine months except with respect to any registration filed under Section 5.2 pursuant to Rule 415 under the Securities Act, and to comply with the provisions of the Securities Act with respect to the disposition of all Common Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii)  furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

(iv)  use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder of Registrable Securities to consummate the disposition of the Registrable Securities owned by such holder of Registrable Securities in such jurisdictions, except that the

Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject;

(v)  use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of Registrable Securities to consummate the disposition of such Registrable Securities;

(vi)  immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii)  otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 60 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(viii)  use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate;

(ix)  provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(x)  in the event such registration is effected through an Underwritten Offering, use its best efforts to obtain a “cold comfort” letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as the holders of Registrable Securities requesting registration may reasonably request in order to effect an underwritten public offering of such Registrable Securities;

(xi)  execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the holders of Registrable Securities requesting registration may reasonably request in order to effect an underwritten public offering of such Registrable Securities;

(xii)  promptly notify each Requesting Shareholder and the underwriter or underwriters, if any:

(A)                              when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(B)                                of any written comments from the Commission with respect to any filing referred to in clause (A) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

(C)                                of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

(D)                               of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(xiii)  furnish to each Requesting Shareholder a signed counterpart, addressed to such holder (and the underwriters, if any), of an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel delivered to the underwriters in underwritten Public Offerings of securities; and

(xiv)  make available for inspection by the Requesting Shareholder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto to the extent they reasonably request.  The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(b)                                 It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 5 in respect of Registrable Securities that each holder requesting registration thereof shall furnish to the Company such information regarding the Registrable Securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

(c)                                  Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.3(a)(vi).

(d)                                 If a registration pursuant to Section 5.1 or Section 5.2 involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holders’ Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

(e)                                  If a registration pursuant to Section 5.1 or Section 5.2 involves an Underwritten Offering, the Company agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 180 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, employee stock ownership plan, savings or similar plan, or an acquisition, merger or exchange offer.

(f)                                    If a registration pursuant to Section 5.1 or Section 5.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the managing underwriter to limit its rights under this Section 5.3.

(g)                                 It is understood that in any Underwritten Offering in addition to any shares of Common Stock (the “initial shares”) the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional authorized but unissued shares of Common Stock (the “option shares”) equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments.  Shares of Common Stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 5.1(c) and 5.2(f), as the case may be.

SECTION 5.4  Indemnification.  (a)   In the event of any registration of any securities under the Securities Act pursuant to Section 5.1 or Section 5.2 hereof, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors, officers, employees, limited partners, partners and agents, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act, as follows:

(i)  against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or underwriter expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, director, officer, employee, agent, underwriter or controlling Person, and shall survive the transfer of such securities by such seller.

(b)                                 The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 5.1 or Section 5.2 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.4(a) hereof) the Company and its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any such amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.  In that event, the obligations of the Company and such sellers pursuant to this Section 5.4 are to be several and not joint; provided, however, that, with respect to each claim pursuant to this Section 5.4, the Company shall be liable for the full amount of such claim, and each such seller’s liability under this Section 5.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriters’ discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Section 5.4.

(c)                                  Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 5.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5.4, except to the extent (not including any such notice of an underwriter) that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one counsel for the sellers of Registrable Securities or for more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

(d)                                 The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

(e)                                  Notwithstanding anything herein to the contrary, the rights and obligations contained in this Section 5.4 shall survive any termination of this Agreement.

SECTION 5.5  Contribution.  In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 5.4 hereof is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement (collectively, “Losses”) incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act.  In determining the amounts which the respective parties shall contribute, there shall be considered the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances.  The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 5.4 hereof were available.  The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters’ portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities.  For purposes of this Section 5.5, each Person, if any, who controls an underwriter within the meaning of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities, shall have the same rights to contribution as the Company or a seller or Registrable Securities, as the case may be.  Notwithstanding anything herein the contrary, the rights and obligations contained in this Section 5.5 shall survive any termination of this Agreement.

SECTION 5.6  Rule 144.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

SECTION 6.  Termination. (a) The provisions of Sections 2, 3 (other than the last sentence of Section 3.1 and Section 3.3) and 4 shall terminate on the date on which any of the following events first occurs:  (i) a Qualified Public Offering or (ii) any sale or other disposition of outstanding Common Stock by way of merger, consolidation or reorganization involving the Company, or sale of all or substantially all of the assets of the Company or its subsidiaries, in each case where immediately after giving effect to such transaction the Investor Group owns less than 15% of the outstanding shares of Common Stock, on a fully diluted basis, of the surviving, resulting, successor or purchasing corporation (as the case may be).

(b)                                 Notwithstanding the foregoing or any other provision of this Agreement (other than the last sentence of Section 5.4), this Agreement shall in any event terminate with respect to (i) any Shareholder when such Shareholder no longer owns any shares of Common Stock, Preferred Stock or Contingent Right, and (ii) any particular shares of Common Stock sold in a Public Offering.

SECTION 7.   Miscellaneous.

SECTION 7.1  GECC Additional Rights. At such time as GECC is no longer a lender under the Credit Agreement, but remains a Shareholder, GECC shall have the right, (i) upon reasonable prior notice to the Company, to have a representative attend all meetings of the Board of Directors as a nonparticipating observer, (ii) to receive, on a confidential basis, all Board of Director materials prior to any such meeting, (iii) to receive, on a confidential basis, within 45 days after the end of each fiscal quarter of the Company, unaudited financial statements of the Company and (iv) to receive, on a confidential basis, within 90 days after the end of each fiscal year of the Company, audited financial statements of the Company.

SECTION 7.2  Delivery Expenses.  If any Shareholder surrenders any certificate for shares of Common Stock, Preferred Stock or Contingent Rights to the Company or a transfer agent of the Company for exchange for instruments of other denominations or registered in another name or names, the Company shall cause such new instruments to be issued and shall pay the cost of delivering to or from the office of such Shareholder from or to the Company or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instruments.

SECTION 7.3  Replacement of Instruments.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any shares of Common Stock, Preferred Stock or Contingent Rights and

(a)                                  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that, if the owner of the same is an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender or cancellation thereof,

the Company, as its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of shares of Common Stock, Preferred Stock or Contingent Rights.

SECTION 7.4  Successors and Assigns.  Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto.  No Shareholder may assign any of its rights hereunder to any Person other than a transferee that has complied in all respects with the requirements of this Agreement

(including, without limitation, Section 3.3 hereof).  If any transferee of any Shareholder shall acquire any shares of Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

SECTION 7.5  Amendment and Modification; Waiver of Compliance; Conflicts.

(a)                                  This Agreement may be amended only by a written instrument duly executed by (i) SSF, (ii) SF and (iii) the holders of a majority of the shares of Capital Stock not held by the KPS Funds (including, for such purposes, shares of Common Stock issuable upon the exercise of Contingent Rights); provided, however, that any amendment that has a material adverse effect on any right of a Shareholder granted hereunder shall not be effective against such Shareholder without the approval of such Shareholder.  In the event of the amendment or modification of this Agreement in accordance with its terms, the Shareholders shall cause the Board of Directors of the Company to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Shareholders entitled to vote thereon, and the Shareholders agree to vote in favor of such amendments.

(b)                                 Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c)                                  In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail.

(d)                                 The parties shall use their reasonable best efforts to cause the ESOP Trustee to enter into and become a Shareholder under this Agreement or be bound by the provisions hereof to the extent permitted under applicable law.  In connection therewith, the Shareholders hereby agree to make reasonable modifications to this Agreement from time to time to the extent required for the Company to comply with applicable law.  Notwithstanding the foregoing, the ESOP Trustee shall not be obligated to vote the ESOP Securities or otherwise to use its best efforts to accomplish the foregoing if and to the extent that in the ESOP Trustee’s reasonable judgment that doing so would violate its fiduciary obligations under ERISA or other applicable law.

SECTION 7.6  Notices.  All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), sent as follows:

Notices to the Company:

Blue Ridge Holdings Corp.

c/o KPS Special Situations Fund, L.P.

200 Park Avenue

New York, New York

Attention:  Eugene Keilin

Notices to Jones:

The most recent address set forth

in the personnel records of the Company

Notices to KPS:

KPS Special Situations Fund, L.P.

KPS Supplemental Fund, L.P.

200 Park Avenue

New York, New York

Attention:  Eugene Keilin

Notices to GECC:

General Electric Capital Corporation

201 High Ridge Road

Stamford, CT  06927

Attn:  James Hogan

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas

New York, NY  10019-6064

Telephone:  212-373-3000

Telecopy:    212-757-3990

Attention:  Carl L. Reisner, Esq.

(i)  If to any Shareholder other than any of the foregoing Persons, to the address of such Shareholder set forth in the stock records of the Company maintained for such purpose; or to such other address or addresses or telecopy number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.  All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three business days after being mailed.

SECTION 7.7  Entire Agreement; Governing Law.

(a)                                  This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter.  The Company represents to the Shareholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Certificate of Incorporation) to which the Company is a party.

(b)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF).

SECTION 7.8  Injunctive Relief.  The Shareholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Shareholders irreparable injury for which an adequate remedy at law is not available.  Therefore, the Shareholders agree that each Shareholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining the Company or any Shareholder from committing any violations of the provisions of this Agreement.

SECTION 7.9  Availability of Agreements.  For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder upon request at the principal executive offices of the Company.

SECTION 7.10  Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.11  Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties instrument to be duly executed as of the date first above written.

BLUE RIDGE HOLDING CORP.

By:	/s/ Stephen Presser
Name: Stephen Presser
Title: Vice President

KPS SPECIAL SITUATIONS FUND, L.P.

By:	KPS Investors, LLC

By:	/s/ David P. Shapiro
Name: David P. Shapiro
Title: Principal

KPS SUPPLEMENTAL FUND, L.P.

By:	KPS Investors, LLC

By:	/s/ David P. Shapiro
Name: David P. Shapiro
Title: Principal

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ James F. Hogan
Name: James F. Hogan
Title: Duly Authorized Signatory

GORDON JONES

/s/ Gordon Jones

Shareholder Schedule

Shareholder	Number of Shares of Common Stock	Number of Shares of Preferred Stock
KPS Special Situations Fund, L.P.	4,620,750	2333.712
KPS Supplemental Fund, L.P.	1,500,000	757.576
General Electric Capital Corporation	683,250	345.076
Gordon Jones	126,000	63.636

EXHIBIT C

FORM OF TRANSFEREE AGREEMENT

This Transferee Agreement (“Agreement”) is executed by the transferee whose signature appears below (“Transferee”) pursuant to the terms of the Shareholders Agreement (the “Shareholders Agreement”) dated as of May     , 1999 by and among Blue Ridge Holding Corp., a Delaware corporation (the “Company”) and certain of its stockholders, a copy of which Shareholders Agreement is attached hereto and is incorporated herein by reference.  By execution of this Agreement, Transferee hereby agrees as follows:

1.                                       Acknowledgment.  Transferee acknowledges (a) that Transferee is acquiring certain shares of the common stock or preferred stock of the Company from [                     ] (as defined in the Shareholders Agreement) subject to the terms and conditions of the Shareholders Agreement and (b) that Transferee is an assignee of [                                   ].

2.                                       Agreement.  Transferee (a) agrees that such shares of common stock or preferred stock of the Company to be acquired by Transferee shall be bound by and subject to the terms of the Shareholders Agreement pursuant to the terms thereof and (b) hereby adopts the Shareholders Agreement with the same force and effect as if [he/she/it] was originally a party thereto.

3.                                       Notice.  Any notice required by the Shareholders Agreement shall be given to Transferee at the address listed below Transferee’s signature below.

EXECUTED AND DATED this the           day of               ,          .

TRANSFEREE:

By:

Address: